CONSOLIDATED AMENDMENT AGREEMENT

         THIS CONSOLIDATED AMENDMENT AGREEMENT made and entered into as of the 1st day of January, 1997 by and between Everlast World's Boxing Headquarters Corp., a New York corporation of 750 East 132nd Street, Bronx, New York 10454 ("Everlast"), and Active Apparel Group, Inc., a Delaware corporation having its principal place of business at 1350 Broadway, Suite 2300, New York, New York 10018 (the "Licensee")
                               W I T N E S S E T H

         WHEREAS, by License Agreement dated June 1, 1992, which was amended by a First Amendment Agreement dated June 1, 1992, a Second Amendment Agreement dated January 1, 1993, and a Third Amendment Agreement dated November 15, 1993 (the said License Agreement as so amended being hereinafter referred to as the "License Agreement") Everlast authorized Total Impact, Inc. to use certain Licensed Marks in connection with certain women's sportswear, and

         WHEREAS, the License Agreement was duly assigned to TI Sportswear, Inc., a New York corporation and the said New York corporation was subsequently merged into the Licensee which thereby acquired and assumed the License Agreement, and

         WHEREAS, the parties desire to consolidate the prior amendments and to further amend the License Agreement as hereinafter set forth,

         NOW THEREFORE, for and in consideration of the premises and of the mutual promises and conditions herein contained, the parties do hereby agree as follows:

         1. Effective as of the date hereof the License Agreement is hereby modified and amended in the following respects:

                  (i) Paragraph l(a) shall be changed by deleting the words "headwear specifically coordinated with Licensed Products and sold together therewith" and inserting in lieu thereof "baseball style caps decorated solely with the embroidered designs shown on Exhibit A annexed, specifically coordinated with, and sold solely as an integral part of an ensemble, with other Licensed Products".

                  (ii) The date "December 31, 1996" in Paragraph l(c) is changed to "December 31, 2002".

                  (iii) Paragraph l(f) is hereby amended in its entirety to read as follows:

                           f) "Option Periods" shall mean the two
                  successive periods of five (5) years each commencing January 1, 2003 and January 1, 2008 respectively.

                  (iv) The third sentence of Paragraph 3(c) is hereby amended in its entirety to read as follows:

                  The minimum advertising expenditure under this agreement during each Contract Year of the Contract Period and each Option Period, if Licensee shall exercise such options, shall be as follows:

               CONTRACT YEAR                               AMOUNT $
                                 CONTRACT PERIOD

               1997                                        187,500
               1998                                        206,250
               1999                                        225,000
               2000                                        243,750
               2001                                        262,500
               2002                                        281,250

                               FIRST OPTION PERIOD

               2003                                        300,000
               2004                                        318,750
               2005                                        337,500
               2006                                        356,250
               2007                                        375,000

                              SECOND OPTION PERIOD

               2008                                        393,750
               2009                                        412,500
               2010                                        431,250
               2011                                        450,000
               2012                                        468,750

                  (v) Paragraphs 7(a) and 7(b) are hereby amended to read in their entirety as follows:

                           7(a)  Licensee  shall pay to  Everlast
                  the minimum amounts set forth below during each Contract Year of the Contract Period:

               YEAR                                        AMOUNT--$
               ----                                        ---------

               1997                                        450,000
               1998                                        495,000
               1999                                        540,000
               2000                                        585,000
               2001                                        630,000
               2002                                        675,000

                           (b) Licensee shall pay to Everlast the
                  minimum amounts set forth below during each Contract Year of each Option Period, if Licensee shall exercise such options, the amounts set forth below:

               YEAR                                        AMOUNT--$
               ----                                        ---------

                               FIRST OPTION PERIOD

               2003                                        720,000
               2004                                        765,000
               2005                                        810,000
               2006                                        855,000
               2007                                        900,000

                              SECOND OPTION PERIOD

               2008                                        945,000
               2009                                        990,000
               2010                                      1,035,000
               2011                                      1,080,000
               2012                                      1,125,000

                   All amounts to be paid under paragraph 7(a) or this paragraph shall be paid in twelve equal installments on the first day of each month during each respective Contract Year.

                  (vi) There shall be added to paragraph 8 of the Agreement the following subparagraph (e):

                           (e)  Within  30  days   following  the
                  execution of this Agreement, Licensee shall cause to be issued and delivered to Everlast a letter of Credit in which Everlast shall be the beneficiary, issued by an American bank or trust company having a net worth in excess of $100.00 million, and shall maintain such a Letter of Credit in effect during the Contract Period. The Letter of Credit (a) shall be for a period of one year and shall be automatically renewed unless the issuing bank shall give 30 days prior written notice during which time Licensor may draw upon the Letter of Credit for any amounts due from the Licensee, (b) shall be in an amount from time to time equal to the total retainers to be paid by Licensee to Everlast pursuant to Paragraph 7 hereof during the Contract Year during which the Letter of Credit shall expire, (c) shall permit Everlast to draw upon the Letter of Credit from time to time upon the affidavit of an officer of Everlast stating the amount due from the Licensee, and (d) shall otherwise in form and substance be satisfactory to Everlast.

                           In lieu of such letter of credit,  the
                  Licensee may pay to Everlast on or before the first day of each Contract Year an amount equal to twenty-five (25%) percent of the minimum annual royalty to be paid pursuant to subparagraphs 7(a) and 7(b) of this Agreement during the relevant Contract Year. Such amount shall be held as security for the faithful performance of the obligations on the part of the Licensee to be performed under this Agreement. The amount of the security then held by Everlast and not otherwise previously applied will be carried over to the next Contract Year and shall serve to reduce the payment required to be made upon the first day of the next Contract Year pursuant to this subparagraph. Upon the expiration or other termination of this Agreement, the remaining balance held by Everlast pursuant to this subparagraph shall be repaid without interest to the Licensee, provided that the Licensee has fully performed each of the obligations on its part to be performed hereunder.

                           The  maintenance  of  such  Letter  of
                  Credit in effect or the payment of the alternative deposit is a strict condition of this Agreement. Everlast shall have the option to forthwith terminate this agreement if such Letter of Credit shall not be provided or shall expire without being simultaneously replaced by a Letter of Credit conforming to the foregoing provisions, or such alternative deposit is not timely made.


                  (vii) The figures "Two Million ($2,000,000) Dollars" in Paragraphs 16(b) and 16(c) shall be changed to "Two Million Five Hundred Thousand ($2,500,000) Dollars" during the Contract Period, "Three Million ($3,000,000) Dollars" during the First Option Period if Licensee shall exercise such option, and "Three Million Five Hundred Thousand ($3,500,000) Dollars" during the Second Option Period if Licensee shall exercise such option.

                   (viii) The words "five successive terms of one (1) year each" in the first sentence of paragraph 17 are changed to "two successive periods of five (5) years each commencing January 1, 2003 and January 1, 2008 respectively.

                   (ix) Subparagraph 17(iii) is hereby amended in its entirety to read as follows:

                         (iii)  during  the  last  twelve  months
                  ending on September 30th in the final Contract Year of the Contract Period Licensee's Net Sales of Licensed Products in the Contract Territory shall amount to at least $10,500,000 for the exercise of the first option, and during the last twelve months ending on September 30th in the final Contract Year of the First Option Period Licensee's Net Sales of Licensed Products in the Contract Territory shall amount to at least $14,250,000 for the exercise of the second option.

                  (x) Paragraph 21 of the License Agreement shall be amended to read as follows:

                      ASSIGNMENT.  This Agreement shall bind, and
                  inure to the benefit of Everlast, and the successors and assigns of Everlast. The rights granted to Licensee hereunder shall be exclusive to it and shall not, without the prior written consent of Everlast, be transferred or assigned by it to any other person, firm or corporation except (i) to a wholly owned subsidiary thereof (in which case Licensee shall remain fully liable to Everlast hereunder as though it were a party hereto), or
                  (ii) in the event of the merger, consolidation or acquisition of Licensee by an unrelated entity (provided that the successor entity assumes the obligations of Licensee hereunder and has a net worth at least equal to that of Licensee at that time). In addition, the provisions hereof shall be deemed to preclude assignment by operation of law and shall be deemed to restrict the hypothecation, pledge, granting of a security interest or in any manner taking steps or permitting the integrity of this Agreement between the parties to be affected in any manner or form. Any assignment, transfer, or sublicense of any of the rights granted to the Licensee hereunder which does not conform to the requirements of this Agreement shall be null and void."


         2. The License Agreement and all of the remaining terms and provisions thereof shall continue to remain in full force and effect. All rights and obligations of the parties accruing prior to the date hereof shall not be effected by this Consolidated Amendment Agreement.

         IN WITNESS WHEREOF the parties have signed this Fourth Amendment Agreement as of the day and year first above written.

                      EVERLAST  WORLD'S BOXING HEADQUARTERS CORP., Licensor


                      By: /s/ Ben Nadorf
                          ---------------------------------------
                              Ben Nadorf, President

                      ACTIVE APPAREL GROUP, INC., Licensee


                      By: /s/ George Horowitz
                          ----------------------------------------
                              George Horowitz, President

                                    EXHIBIT A


                               [GRAPHICS OMITTED]

         Graphic   representation   of  baseball   style  caps   decorated  with
embroidered design of (1) "EVERLAST WOMAN" and (2) "EVERLAST" with boxing gloves
















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